EXHIBIT 23
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Statements (Form S-8, Nos. 33-46715, 33-50610, 33-50608, 33-56707 and 333-01409;
Form S-4 No. 333-143; and S-3 No. 333-273) and in the related Prospectuses of our report dated January 30, 1996, with respect to the consolidated financial statements and schedule of Informix Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1995.


/S/ ERNST & YOUNG LLP

San Jose, California
March 25, 1996